EXHIBIT 99.1


                                  NEWS RELEASE

                                      Company Contacts:           (972) 444-9001
                                      Investors:                  Frank Hopkins
                                                                  Scott Rice
                                      Media and Public Affairs:   Susan Spratlen


                   Pioneer Reports Third Quarter 2006 Results

Dallas, Texas, November 1, 2006 -- Pioneer Natural Resources Company (NYSE:PXD) today announced financial and operating results for the quarter ended September 30, 2006.

   o  Pioneer reported net income of $81 million, or $.64 per diluted share.
   o Third quarter oil and gas sales from continuing operations averaged 98,525 barrels oil equivalent per day (BOEPD).
   o North American production for the first nine months of 2006 rose 14% from equivalent volumetric production payment (VPP) adjusted 2005 nine-month levels, reflecting the continuing success of Pioneer's accelerated development drilling program.
   o Production growth is on track to reach approximately 36 million barrels oil equivalent (BOE), near the high end of the 2006 production guidance range of 33 million to 37 million BOE.
   o The Company purchased 3.1 million shares at $39.54 per share during the quarter, completing $294 million of the remaining $359 million share repurchase program authorized by the Board of Directors.
   o  Pioneer exited the quarter with net debt-to-book capitalization of 27%.

Income from continuing operations for the third quarter of 2006 was $81 million, or $.64 per diluted share, as compared to $62 million, or $.44 per diluted share, for the third quarter of 2005.

Cash flow from operating activities for the third quarter of 2006 was $183 million.

Pioneer also increased its 2007 natural gas hedge position by 91 million cubic feet per day (Mmcfpd). The 2007 hedges were added at NYMEX-equivalent prices greater than $9.00 per thousand cubic feet (Mcf) in order to protect a portion of the economics associated with the Company's planned 2007 gas drilling program.

Scott D. Sheffield, Pioneer's Chairman and CEO, stated, "Our strategy to deliver strong, consistent production growth in North America is on track to provide the results we expected for 2006 and lay the foundation for another strong year in 2007. Our low-risk onshore development programs are delivering high returns and consistent growth, and with the contributions from our resource plays, especially the Edwards Trend play and the initiation of production from the South Coast Gas project during the second half of 2007, I am confident that we will reach our 10+% production per share growth target for 2007."

Operations Review

Pioneer currently has 39 rigs running in North America and one rig running in Tunisia. By the end of 2006, an additional rig will be added in North America bringing the total to 40 rigs as compared to 23 rigs at the end of 2005. Average daily oil and gas production from North America increased 3% during the third quarter from the average for the first half of 2006, and is on target to meet or exceed the high end of the forecasted 2006 exit rate of 90,000 to 95,000 BOEPD.

In the Permian Basin, Pioneer is running 20 rigs and through October has drilled approximately 240 of the 335 wells expected during 2006. The Company has increased nine-month oil and gas sales 23% above 2005 nine-month levels, after adjusting for the Company's VPPs for comparison purposes. Production growth from the Spraberry field is on target to exceed the Company's exit rate forecast and is being driven by the success of Pioneer's deeper drilling campaign, which increases reserves and production by including the deeper Wolfcamp formation, and new opportunities from bolt-on acquisitions. Year-to-date, more than 90,000 gross acres have been leased in the Permian Basin.

Mid-Continent production from the Hugoton and West Panhandle gas fields is being maintained at consistent levels and is exceeding expectations.

In the Rocky Mountains, nine-month coal bed methane (CBM) production in the Raton field was up 9% from the same period in 2005. During the third quarter, Pioneer added a third rig and through October has drilled approximately 250 of the 330 Raton wells planned for 2006. Raton production for the third quarter was up 5% compared to the first half of 2006, and the Company now expects 2006 production from the Raton field to exceed the 5% to 7% annual growth target announced earlier this year.

In South Texas, Pioneer is running five rigs in the Edwards Trend and expects to add another rig in early 2007. The Company has 245,000 gross acres under lease and continues to develop its Pawnee and Word fields while expanding the potential of the trend by drilling exploration and appraisal wells on new field prospects. Pioneer drilled a new discovery during the third quarter and has drilled six discoveries to date in 2006. Two new processing facilities were also added during the third quarter. The Company has tied in five new discovery wells which are currently producing approximately 6 Mmcfpd, and has twelve Edwards expansion wells currently drilling or waiting to be tied in to pipelines, including two wells that are expected to begin producing in early November which tested at approximately 3.5 Mmcfpd each.

During the fourth quarter, Pioneer plans to test one new prospect and drill five appraisal wells and four development wells. In addition, approximately 850 square miles of 3-D seismic data will be acquired on new discoveries in South Texas through 2007 to support new field development drilling which is expected to be initiated mid-2007.

In Canada, nine-month production is up 16% compared to the same period of 2005, and third quarter production rose 15% compared to the first half of 2006. The Company has drilled 85 Horseshoe Canyon CBM wells and has three rigs running to complete the 175 wells planned for 2006. Pioneer expects to have 120 wells on production by year end and to tie in the remaining 55 wells in early 2007 after adding compression facilities during the fourth quarter.

On the North Slope of Alaska, Pioneer has completed the construction, contouring and armoring of the gravel drill site for the Oooguruk development project. Current activities include procuring equipment and services, fabricating equipment and modifying the drilling rig for installation during 2007. The project is on schedule to achieve first oil production in 2008.

Offshore South Africa, production from the Sable oil field continues to exceed expectations and development drilling continues on the South Coast Gas Project, a seven-well subsea tie-back to the existing F-A platform. Subsea infrastructure is expected to be in place for project startup and first production during the second half of 2007.

In Tunisia, the Hawa appraisal well became the ninth successful well drilled on the Adam Concession and is expected to be producing by the end of the year. During the fourth quarter, Pioneer expects to drill another well on the Adam Concession, two wells in the Pioneer-operated Jenein Nord block and a well in the Borj El Khadra block.

Financial Review

Third quarter oil sales averaged 23,699 barrels per day (BPD) and natural gas liquids sales averaged 19,352 BPD. Gas sales in the third quarter averaged 333 Mmcfpd. The reported price for oil was $70.89 per barrel and included $13.38 per barrel related to deferred revenue from VPPs for which production was not recorded. The price for natural gas liquids was $39.08 per barrel. The reported price for gas was $6.33 per Mcf and included $.60 per Mcf related to deferred revenue from VPPs for which production was not recorded.

Third quarter production costs averaged $11.36 per BOE. Exploration and abandonment costs were $44 million for the quarter and included $13 million of unsuccessful drilling costs, $27 million of geologic and geophysical expenses including seismic and personnel costs and $4 million of acreage and other costs.

Financial Outlook

The following statements are estimates based on current expectations. These forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual results to differ materially from the following statements. The last paragraph of this release addresses certain of the risks and uncertainties to which the Company is subject.

Fourth quarter 2006 production is expected to average 98,000 to 103,000 BOEPD. Fourth quarter production costs (including production and ad valorem taxes and transportation costs) are expected to average $11.00 to $12.00 per BOE based on current NYMEX strip prices for oil and gas. Depreciation, depletion and amortization expense is expected to average $10.00 to $11.00 per BOE.

Total exploration and abandonment expense during the fourth quarter is expected to be $45 million to $110 million and includes approximately $15 million of costs associated with an unsuccessful test of the Flying Cloud prospect adjacent to Pioneer's Clipper discovery (deepwater Gulf of Mexico) and could include up to $15 million associated with high-impact onshore drilling in Mississippi. It could also include $30 million associated with lower-risk resource plays in the Edwards Trend in South Texas, Uinta/Piceance basins in the Rockies, Canada and Tunisia and up to $15 million for acreage and other expenses. In addition, exploration expense is expected to include $30 million to $35 million for seismic investments and personnel, primarily related to the onshore resource plays Pioneer is currently pursuing. General and administrative expense is expected to be $29 million to $33 million. Interest expense is expected to be $24 million to $28 million, offset by interest income of $1 million to $3 million. Accretion of discount on asset retirement obligations is expected to be $1 million to $2 million.

The Company's fourth quarter effective income tax rate is expected to range from 35% to 45% based on current capital spending plans. Cash income taxes are expected to range from $5 million to $15 million, principally related to Tunisian income taxes and nominal alternative minimum tax in the U.S.

The Company's financial results and oil and gas hedges are outlined on the attached schedules.

Earnings Conference Call

This afternoon at 1:00 p.m. Eastern Time, Pioneer will discuss its quarterly financial and operating results with an accompanying presentation. The call will be webcast on Pioneer's website, www.pxd.com. At the website, select `INVESTOR' at the top of the page. For those who cannot listen to the live broadcast, a replay will be available shortly after the call. Or you may choose to dial (800) 289-0528 (confirmation code: 6893514) to listen to the call by telephone and view the accompanying visual presentation at the website above. A telephone replay will be available by dialing (888) 203-1112 (confirmation code: 6893514).

Pioneer is a large independent oil and gas exploration and production company, headquartered in Dallas, with operations in the United States, Canada and Africa. For more information, visit Pioneer's website at www.pxd.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer are subject to a number of risks and uncertainties that may cause Pioneer's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, third party approvals, international operations and associated international political and economic instability, litigation, the costs and results of drilling and operations, availability of drilling equipment, Pioneer's ability to replace reserves, implement its business plans (including its plan to repurchase stock), or complete its development projects as scheduled, access to and cost of capital, uncertainties about estimates of reserves, the assumptions underlying production forecasts, quality of technical data, environmental and weather risks, acts of war or terrorism. These and other risks are described in Pioneer's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission (the "SEC").

                        PIONEER NATURAL RESOURCES COMPANY
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                             September 30,     December 31,
                                                                 2006              2005
                                                             ------------      -----------
                                                             (Unaudited)
                                     ASSETS
Current assets:
   Cash and cash equivalents                                 $   100,072       $    18,802
   Accounts receivable, net                                      161,476           337,658
   Inventories                                                   109,509            79,659
   Prepaid expenses                                               16,497            18,091
   Deferred income taxes                                          82,638           158,878
   Other current assets, net                                      47,963            10,716
                                                             -----------       -----------
        Total current assets                                     518,155           623,804
                                                             -----------       -----------
Property, plant and equipment, at cost:
   Oil and gas properties, using the successful efforts
     method of accounting                                      7,772,354         8,813,134
   Accumulated depletion, depreciation and amortization       (1,816,875)       (2,577,946)
                                                             -----------       -----------
        Total property, plant and equipment                    5,955,479         6,235,188
                                                             -----------       -----------
Goodwill                                                         310,626           311,651
Other assets, net                                                214,025           158,591
                                                             -----------       -----------
                                                             $ 6,998,285       $ 7,329,234
                                                             ===========       ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                          $   333,475       $   345,204
   Interest payable                                               26,032            40,314
   Income taxes payable                                           34,397            22,470
   Deferred revenue                                              183,031           190,327
   Other current liabilities                                     301,552           435,040
                                                             -----------       -----------
        Total current liabilities                                878,487         1,033,355
                                                             -----------       -----------
Long-term debt                                                 1,194,556         2,058,412
Deferred income taxes                                          1,105,118           767,329
Deferred revenue                                                 528,576           664,511
Other liabilities and minority interests                         322,214           588,525
Stockholders' equity                                           2,969,334         2,217,102
                                                             -----------       -----------
                                                             $ 6,998,285       $ 7,329,234
                                                             ===========       ===========


                        PIONEER NATURAL RESOURCES COMPANY
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except for per share data)
                                   (Unaudited)

                                                     Three months ended                Nine months ended
                                                        September 30,                     September 30,
                                                  -------------------------       ----------------------------
                                                     2006           2005              2006             2005
                                                  ----------     ----------       -----------     ------------
Revenues and other income:
   Oil and gas                                    $  418,106     $  389,679       $ 1,205,144      $ 1,033,842
   Interest and other                                 15,229          7,885            42,081           21,936
   Gain (loss) on disposition of assets, net            (708)           375            (4,184)           2,625
                                                  ----------     ----------       -----------      -----------
                                                     432,627        397,939         1,243,041        1,058,403
                                                  ----------     ----------       -----------      -----------
Costs and expenses:
   Oil and gas production                            102,969         92,809           300,718          253,393
   Depletion, depreciation and amortization           95,288         75,836           265,678          215,143
   Impairment of long-lived assets                         -             21                 -              644
   Exploration and abandonments                       43,820         56,364           210,080          147,691
   General and administrative                         30,421         29,817            92,136           83,901
   Accretion of discount on asset retirement
     obligations                                       1,168          1,094             3,470            3,183
   Interest                                           23,586         28,862            82,928           91,011
   Other                                              14,779         34,185            31,592           58,739
                                                  ----------     ----------       -----------      -----------
                                                     312,031        318,988           986,602          853,705
                                                  ----------     ----------       -----------      -----------
Income from continuing operations before
     income taxes                                    120,596         78,951           256,439          204,698
Income tax provision                                 (40,270)       (17,438)         (111,194)         (93,234)
                                                  ----------     ----------       -----------      -----------

Income from continuing operations                     80,326         61,513           145,245          111,464
Income from discontinued operations, net of tax          473         62,060           566,800          282,325
                                                  ----------     ----------       -----------     ------------
Net income                                        $   80,799     $  123,573       $   712,045     $    393,789
                                                  ==========     ==========       ===========     ============
Basic earnings per share:
   Income from continuing operations              $      .65     $      .45       $      1.15     $        .79
   Income from discontinued operations,
     net of tax                                            -            .45              4.52             2.01
                                                  ----------     ----------       -----------      -----------
   Net income                                     $      .65     $      .90       $      5.67     $       2.80
                                                  ==========     ==========       ===========     ============
Diluted earnings per share:
   Income from continuing operations              $      .64     $      .44       $      1.14     $        .79
   Income from discontinued operations,
     net of tax                                            -            .44              4.39             1.95
                                                  ----------     ----------       -----------     ------------
   Net income                                     $      .64     $      .88       $      5.53     $       2.74
                                                  ==========     ==========       ===========     ============
Weighted average shares outstanding:
   Basic                                             124,021        137,655           125,520          140,436
                                                  ==========     ==========       ===========      ===========
   Diluted                                           126,734        141,786           129,134          144,770
                                                  ==========     ==========       ===========      ===========


                        PIONEER NATURAL RESOURCES COMPANY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (Unaudited)

                                                         Three months ended              Nine months ended
                                                            September 30,                  September 30,
                                                    ---------------------------     ---------------------------
                                                        2006            2005            2006            2005
                                                    -----------     -----------     -----------     -----------
Cash flows from operating activities:
  Net income                                        $    80,799     $   123,573     $   712,045     $   393,789
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depletion, depreciation and amortization           95,288          75,836         265,678         215,143
      Impairment of long-lived assets                         -              21               -             644
      Exploration expenses, including dry holes          15,981          38,609         127,917          67,571
      Deferred income taxes                              43,336           4,383         110,520          60,759
      Loss (gain) on disposition of assets, net             708            (375)          4,184          (2,625)
      Loss on extinguishment of debt                          -          18,633           8,076          25,975
      Accretion of discount on asset retirement
        obligations                                       1,168           1,094           3,470           3,183
      Discontinued operations                            (3,248)         78,804        (543,903)        262,876
      Interest expense                                    2,357           1,493           7,522           2,555
      Commodity hedge related activity                   (3,867)          1,658          (9,420)         (9,069)
      Stock-based compensation                            7,047           6,449          25,357          19,619
      Amortization of deferred revenue                  (47,396)        (21,882)       (143,231)        (53,956)
      Other noncash items                                 4,494           4,059          14,018           9,758
  Changes in operating assets and liabilities,
    net of effects from acquisition:
      Accounts receivable, net                           (1,351)          9,047         161,814         (45,255)
      Inventories                                       (12,988)         (8,964)        (52,113)        (21,667)
      Prepaid expenses                                   (1,673)        (13,513)            291          (7,705)
      Other current assets, net                          (7,214)            405           1,978            (124)
      Accounts payable                                   80,005          27,730         (33,636)         37,294
      Interest payable                                   (1,202)        (21,593)        (11,476)        (25,957)
      Income taxes payable                              (37,995)         (6,314)         17,820           5,605
      Other current liabilities                         (31,551)         (9,350)        (22,624)        (15,039)
                                                    -----------     -----------     -----------     -----------
Net cash provided by operating activities               182,698         309,803         644,287         923,374
Net cash provided by (used in) investing
  activities                                           (367,179)       (356,980)        598,112         302,248
Net cash provided by (used in) financing
  activities                                           (172,403)         52,616      (1,162,843)     (1,171,751)
                                                    -----------     -----------     -----------     -----------
Net increase (decrease) in cash and cash
  equivalents                                          (356,884)          5,439          79,556          53,871
Effect of exchange rate changes on cash and
  cash equivalents                                          (86)            618           1,714           3,380
Cash and cash equivalents, beginning of period          457,042          58,451          18,802           7,257
                                                    -----------     -----------     -----------     -----------
Cash and cash equivalents, end of period            $   100,072     $    64,508     $   100,072     $    64,508
                                                    ===========     ===========     ===========     ===========


                        PIONEER NATURAL RESOURCES COMPANY
                        SUMMARY PRODUCTION AND PRICE DATA
                                   (Unaudited)

                                                   Three months ended           Nine months ended
                                                      September 30,               September 30,
                                                 -----------------------     ----------------------
                                                    2006         2005           2006          2005
                                                 ---------     ---------     ---------     ---------
Average Daily Sales Volumes
  from Continuing Operations:
   Oil (Bbls) -                     U.S.            17,575        21,484        17,406        21,290
                                    Canada             312           209           299           194
                                    Africa           5,812         9,666         6,680        10,686
                                                 ---------     ---------     ---------     ---------
                                    Worldwide       23,699        31,359        24,385        32,170
                                                 =========     =========     =========     =========

   Natural gas liquids (Bbls) -     U.S.            18,884        18,176        18,599        16,835
                                    Canada             468           502           433           510
                                                 ---------     ---------     ---------     ---------
                                    Worldwide       19,352        18,678        19,032        17,345
                                                 =========     =========     =========     =========

   Gas (Mcf) -                      U.S.           286,182       274,390       282,450       269,807
                                    Canada          46,664        37,562        42,456        36,160
                                                 ---------     ---------     ---------     ---------
                                    Worldwide      332,846       311,952       324,906       305,967
                                                 =========     =========     =========     =========
Average Daily Sales Volumes
  from Discontinued Operations:
   Oil (Bbls) -                     U.S.                 -         3,715         3,208         5,478
                                    Argentina            -         7,930         3,362         7,972
                                    Canada               -             -             -            38
                                                 ---------     ---------     ---------     ---------
                                    Worldwide            -        11,645         6,570        13,488
                                                 =========     =========     =========     =========

   Natural gas liquids (Bbls) -     U.S.                 -           131             -            87
                                    Argentina            -         1,917           563         1,814
                                    Canada               -             2             -           149
                                                 ---------     ---------     ---------     ---------
                                    Worldwide            -         2,050           563         2,050
                                                 =========     =========     =========     =========

   Gas (Mcf) -                      U.S.              (140)      189,429        48,195       248,556
                                    Argentina            -       142,399        58,700       136,023
                                    Canada               -           347            58         8,676
                                                 ---------     ---------     ---------     ---------
                                    Worldwide         (140)      332,175       106,953       393,255
                                                 =========     =========     =========     =========
Average Reported Prices (a):
   Oil (per Bbl) -                  U.S.         $   70.96     $   34.57     $   66.91     $   31.37
                                    Canada       $   70.44     $   68.77     $   70.09     $   51.73
                                    Africa       $   70.73     $   59.57     $   66.49     $   51.40
                                    Worldwide    $   70.89     $   42.51     $   66.83     $   38.15

   Natural gas liquids (per Bbl) -  U.S.         $   38.73     $   34.40     $   36.15     $   29.78
                                    Canada       $   53.11     $   49.93     $   55.01     $   43.22
                                    Worldwide    $   39.08     $   34.82     $   36.58     $   30.18

   Gas (per Mcf) -                  U.S.         $    6.24     $    7.18     $    6.30     $    6.67
                                    Canada       $    6.91     $    7.51     $    7.27     $    6.57
                                    Worldwide    $    6.33     $    7.22     $    6.43     $    6.66

-----------
(a) Average prices are attributable to continuing operations and include the results of hedging activities and amortization of VPP deferred revenue.

                        PIONEER NATURAL RESOURCES COMPANY
                    SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
                                 (in thousands)
                                   (Unaudited)


     EBITDAX and discretionary cash flow ("DCF") (as defined below) are presented herein, and reconciled to the generally accepted accounting principle ("GAAP") measures of net income and net cash provided by operating activities because of their wide acceptance by the investment community as financial indicators of a company's ability to internally fund exploration and development activities and to service or incur debt. The Company also views the non-GAAP measures of EBITDAX and DCF as useful tools for comparisons of the Company's financial indicators with those of peer companies that follow the full cost method of accounting. EBITDAX and DCF should not be considered as alternatives to net income or net cash provided by operating activities, as defined by GAAP.

                                                    Three months ended              Nine months ended
                                                        September 30,                 September 30,
                                                 -------------------------     -------------------------
                                                    2006           2005            2006           2005
                                                 ----------     ----------     ----------     ----------
   Net income                                    $   80,799     $  123,573     $  712,045     $  393,789
   Depletion, depreciation and amortization          95,288         75,836        265,678        215,143
   Impairment of long-lived assets                        -             21              -            644
   Exploration and abandonments                      43,820         56,364        210,080        147,691
   Accretion of discount on asset retirement
     obligations                                      1,168          1,094          3,470          3,183
   Interest expense                                  23,586         28,862         82,928         91,011
   Income tax provision                              40,270         17,438        111,194         93,234
   Loss (gain) on disposition of assets, net            708           (375)         4,184         (2,625)
   Loss on extinguishment of debt                         -         18,633          8,076         25,975
   Discontinued operations                           (3,248)        78,804       (543,903)       262,876
   Current income taxes on discontinued
      operations                                        412         (1,056)       152,987          6,833
   Cash exploration expense on discontinued
      operations                                         10          1,558          2,155          7,788
   Commodity hedge related activity                  (3,867)         1,658         (9,420)        (9,069)
   Stock-based compensation                           7,044          6,449         25,354         19,619
   Amortization of deferred revenue                 (47,396)       (21,882)      (143,231)       (53,956)
   Other noncash items                                4,494          4,059         14,018          9,725
                                                 ----------     ----------     ----------     ----------
       EBITDAX (a)                                  243,088        391,036        895,615      1,211,861

   Less:  Cash interest expense                     (21,229)       (27,369)       (75,406)       (88,423)
          Current income taxes                        2,654        (11,999)      (153,661)       (39,308)
                                                 ----------     ----------     ----------     ----------
          Discretionary cash flow (b)               224,513        351,668        666,548      1,084,130

   Less:  Cash exploration expense                  (27,849)       (19,313)       (84,318)       (87,908)
          Changes in operating assets and
            liabilities                             (13,966)       (22,552)        62,057        (72,848)
                                                 ----------     ----------     ----------     ----------
   Net cash provided by operating activities     $  182,698     $  309,803     $  644,287     $  923,374
                                                 ==========     ==========     ==========     ==========

-------------
(a) "EBITDAX" represents earnings before depletion, depreciation and amortization expense; impairment of long-lived assets; exploration and abandonments; accretion of discount on asset retirement obligations; interest expense; income taxes; gain or loss on the disposition of assets; loss on extinguishment of debt; noncash effects from discontinued operations; commodity hedge related activity; stock-based compensation; amortization of deferred revenue; and other noncash items.
(b) Discretionary cash flow equals cash flows from operating activities before changes in operating assets and liabilities and before cash exploration expense.


                        PIONEER NATURAL RESOURCES COMPANY

                            SUPPLEMENTAL INFORMATION
                             As of October 30, 2006

                         Open Commodity Hedge Positions


                                               2006
                                              Fourth
                                              Quarter          2007            2008
                                             ----------     ----------     ----------
Average Daily Oil Production Hedged:
    Swap Contracts:
    Volume (Bbl)                                  5,000          6,000          6,500
    NYMEX price (Bbl)                        $    37.20     $    31.26     $    31.19
    Collar Contracts:
    Volume (Bbl)                                  6,500              -              -
    NYMEX price (Bbl)
       Ceiling                               $    66.41     $        -     $        -
       Floor                                 $    41.92     $        -     $        -

Average Daily Gas Production Hedged:
    Swap Contracts:
    Volume (MMBtu)                               63,875        109,195         15,000
    NYMEX price (MMBtu) (a)                  $     4.30     $     8.00     $     9.10
    Collar Contracts:
    Volume (MMBtu)                               95,000          6,164              -
    NYMEX price (MMBtu)(a)
       Ceiling                               $    15.25     $    12.82     $        -
       Floor                                 $     6.96     $    10.00     $        -

---------------
(a) Approximate, based on historical differentials to index prices.


Amortization of Volumetric Production Payment Proceeds and Net Derivative Losses
                                 (in thousands)

                                               2006
                                              Fourth
                                              Quarter          2007        Thereafter        Total
                                             ----------     ----------     ----------     ----------

VPP proceeds, net of transaction costs       $   45,527     $  175,216     $  460,322     $  681,065
Net hedge obligations assigned                    1,569          6,016         22,957         30,542
                                             ----------     ----------     ----------     ----------

Total deferred revenue (a)                       47,096        181,232        483,279        711,607
Less net derivative losses to be recognized
    in pretax earnings (b)                         (396)        (3,540)       (17,117)       (21,053)
                                             ----------     ----------     ----------     ----------

Total VPP impact to pretax earnings          $   46,700     $  177,692     $  466,162     $  690,554
                                             ==========     ==========     ==========     ==========

--------------
(a) Deferred revenue will be amortized as increases to oil and gas revenues during the indicated future periods.
(b) Represents the remaining pretax earnings impact of the derivatives assigned in the VPPs.


                        PIONEER NATURAL RESOURCES COMPANY

                            SUPPLEMENTAL INFORMATION
                             As of October 30, 2006
                                   (continued)


                Deferred Gains (Losses) on Terminated Hedges (a)
                                 (in thousands)


                                              2006
                                             Fourth
                                             Quarter          2007           2008         Thereafter
                                            ---------     -----------     -----------     ----------

Commodity hedge gains (losses) (b)          $   1,834     $   (66,845)    $   (68,574)    $        -
Debt hedge losses (c)                             (58)           (325)           (371)        (4,412)
                                            ---------     -----------     -----------     ----------

    Total deferred gains (losses)           $   1,776     $   (67,170)    $   (68,945)    $   (4,412)
                                            =========     ===========     ===========     ==========

--------------
(a) Excludes deferred hedge gains and losses on terminated VPPs.
(b) Deferred commodity hedge gains will be amortized as increases to oil and gas revenues during the indicated future periods and deferred commodity hedge losses will be amortized as decreases during the indicated future periods.
(c) Deferred debt hedge losses will be amortized as increases to interest expense during the indicated future periods.
